Exhibit 99.1

News Release

Riggs National Corporation
800 17th Street, N.W.
Washington, D.C. 20074-0114

For Immediate Release	Contact: Mark Hendrix
(202) 835-5162

RIGGS NATIONAL CORPORATION IN PROCESS OF CONSIDERING
STRATEGIC ALTERNATIVES

WASHINGTON, D.C., May 28, 2004 — Riggs National Corporation (NASDAQ: RIGS) reported today that it is in the process of considering its strategic alternatives, which include a possible business combination with a third party. Riggs has hired Lehman Brothers to assist it in this process. No assurances whatsoever can be given that Riggs will enter into a definitive agreement with a third party for any such transaction. Riggs does not intend to make any further announcements regarding the foregoing unless and until such time as it either enters into a definitive agreement with a third party for a possible business combination or otherwise definitively determines to change its existing strategy.

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Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 49 branches in the Washington, D.C. metropolitan area. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations, and businesses. More information on the Company can be found at the Company’s website www.riggsbank.com.

This release, and other written materials and statements the Company may issue, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from management’s expectations and assumptions, due to changes in global, political, economic, business, competitive, market, regulatory, and other factors. Specific factors that could impact forward-looking statements are detailed from time to time in the Company’s SEC filings, which are available at the Company’s web site, www.riggsbank.com.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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